SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of report: February 18, 2009
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
 (Address of principal executive offices; zip code)

(914) 620-1500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.              Entry into a Material Definitive Agreement.

Effective February 18, 2009, Pervasip Corp. (the “Company”) consummated a private placement pursuant to which the Company issued to Valens Offshore SPV II Corp. and Valens U.S. SPV I, LLC (the “Investors”) secured term notes in the aggregate principal amount of $600,000 (the “Notes”) and issued common stock purchase warrants (the “Warrants”) that entitle the Investors to purchase in the aggregate up to 26,500,000 shares of the Company’s common stock, par value $.10 per share (the “Common Stock”).  The Notes and the Warrants were sold to the Investors, each of which is an “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended), for a total purchase price of $600,000.

Proceeds of the loan were deposited in a restricted cash account and will be released to the Company to pay operating expenses upon request of the Company and in the sole discretion of the Investors.

The following describes certain of the material terms of the financing transaction with the Investors.  The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Note Maturity Date, Principal Amount and Interest Rate.  Absent earlier redemption with no redemption premium payable by the Company, the Notes mature on September 28, 2010 (the “Maturity Date”).  The aggregate principal amount of the Notes is $600,000.  Interest will accrue on the unpaid principal on the Notes at a rate equal to twenty percent (20%) per annum calculated on the basis of a 360-day year.

Payment of Interest and Principal.  Interest equal to fifteen percent (15%) per annum will be payable monthly in arrears, on the first business day of each consecutive calendar month through and including the Maturity Date, commencing on March 1, 2009.  Interest equal to five percent (5%) per annum will be accrued and added to the principal balances of the Notes.  Principal payments on the Notes are due and payable on the Maturity Date.

Security for Note.  The Notes are secured by a blanket lien on substantially all of the Company’s assets pursuant to the terms of security agreements executed by the Company and its subsidiaries in favor of the Investors, certain affiliates of the Investors (“Investor Affiliates”) and a collateral agent for the Investors.  The Investor Affiliates hold six notes of the Company (“Other Notes”) in an aggregate principal amount of approximately $10,422,000 that are secured by the same assets that secure the Notes.  In addition, the Company has pledged its ownership interests in its subsidiaries pursuant to stock pledge agreements executed by the Company in favor of the Investors, the Investor Affiliates and a collateral agent for the Investors and the Investor Affiliates securing the Company’s obligations under the Notes and Other Notes.  If an event of default occurs under the security agreement, the stock pledge agreement, the Other Notes or the Notes, the secured parties have the right to accelerate payments under all promissory notes with the Investor or the Investor Affiliates, and in addition to any other remedies available to them, to foreclose upon the assets securing such promissory notes.

Warrant Terms.  In connection with the issuance of the notes, the Company agreed to issue Warrants to the Investors by March 20, 2009.  The Warrants are exercisable to purchase up to an aggregate of 26,500,000 shares of Common Stock at a price of $0.10 per share and shall otherwise be in form and substance acceptable to the Investors.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Note to the Investor.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Number	Documents
10.1	Letter Agreement dated as of February 18, 2009 among Pervasip Corp., LV Administrative Services, Inc. and Valens Offshore SPV I, Ltd.

10.2	Secured Term Note, dated as of February 18, 2009, of Pervasip Corp. to Valens Offshore SPV II, Corp.

10.3	Secured Term Note, dated as of February 18, 2009, of Pervasip Corp. to Valens U.S. SPV I, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: February 24, 2009	By:	/s/ Paul H. Riss
Paul H. Riss
Chief Executive Officer

4